Exhibit 4.1

                                VOTING AGREEMENT

     This VOTING AGREEMENT  ("Agreement") is made as of December 11, 2000, among
M. S. Carriers Inc., a Tennessee corporation (the "Company"), the Jerry and Vickie Moyes Family Trust dated 12/11/87, a stockholder ("Stockholder") of Swift Transportation Co., Inc., a Nevada corporation ("Parent"), and Jerry Moyes, individually ("CEO").

     WHEREAS, Parent, Merger Sub, and the Company are, concurrently with the execution and delivery of this Agreement, entering into a Merger Agreement, dated as of the date hereof (the "Merger Agreement") pursuant to which Merger Sub will merge with and into the Company (the "Merger");

     WHEREAS, as of the date hereof, Stockholder and CEO together, the "Holders" are the record and/or beneficial owners of Parent Shares (such Parent Shares the "Existing Shares" and, together with any Parent Shares as to which record and/or beneficial ownership is acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities, or otherwise, the "Shares");

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, the Company has required that the Holders agree, and the Holders have agreed, to enter into this Agreement; and

     WHEREAS, among other things, the Holders and the Company desire to set forth their agreement with respect to the voting of the Shares in connection with the Merger, upon the terms and subject to the conditions set forth herein.

     NOW,   THEREFORE,   in  consideration  of  the  foregoing  and  the  mutual
representations, warranties, covenants, and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Agreement to Vote. The Holders hereby agree that they shall, and shall cause any applicable holder of record on any applicable record date to, from time to time, at the request of the Company, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of Parent, however called, or in connection with any written consent of the holders of Parent Shares, (a) if a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of Parent (whether acquired heretofore or hereafter) that are beneficially owned or held of record by Holder or as to which such Holder has, directly or indirectly, the right to vote or direct the voting, in favor of the approval of the issuance of Parent Shares in the Merger, and any action required in furtherance thereof.

     2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership, and economic benefits of and relating to the Shares shall remain vested in and belong to the
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Holders.  The Company  shall have no authority to manage,  direct,  superintend, restrict, regulate, govern, or administer any of the policies or operations of Parent or exercise any power or authority to direct the Holders in the voting of any of the Shares, except as otherwise provided herein, or in the performance of the Holders' duties or responsibilities as a stockholder of Parent.

     3. No Inconsistent Agreements. Each Holder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, it (i) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and
(ii) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, power of attorney, or any similar agreement with respect to the Shares, in either case, which is inconsistent with such Holder's obligations pursuant to this Agreement.

     4. Agreement of CEO. CEO hereby agrees that he will use his best efforts cause any entity controlled by him to vote any Parent Shares held of record by such entity in favor of the approval and adoption of the issuance of Parent Shares in the Merger, and any action required in furtherance thereof.

     5. Authorization; Validity of Agreement; Necessary Action. Each of the Holders has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Holders, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each Holder, enforceable against it in accordance with its terms.

     6. Adjustments. In the event of a stock dividend or distribution, or any change in Parent Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares, or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. The Holders shall be entitled to receive any cash dividend paid by the Parent during the term of this Agreement.

     7. Termination. This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earlier of (a) the Effective Time or (b) termination of the Merger Agreement. Nothing in this Section 8 shall relieve or otherwise limit any party of liability for breach of this Agreement.

     8. Capacity. The obligations of each Holder herein are made only in its capacity as a stockholder of Parent.

     9. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier. All such notices or communications shall be deemed to be received
(i) in the case of personal delivery, nationally recognized overnight courier, or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

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     10.  Severability.  If any term or other  provision  of this  Agreement  is invalid, illegal, or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     11. Amendments; Assignment. This Agreement may not be amended except by written agreement by all the parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, and any purported assignment without such consent shall be void.

     12. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     13. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Holders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Company and either Holder with respect to the subject matter hereof.

     14. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts executed in and to be performed entirely within that state.

     16. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in

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accordance  with the terms  hereof,  and that the  parties  shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     17. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given in the Merger Agreement.

     IN WITNESS WHEREOF, the Company and the Holders have caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.


M. S. Carriers, Inc.
a Tennessee corporation


By: /s/ Michael S. Starnes
   --------------------------------
   Chairman of the Board, President
   and Chief Executive Officer


THE JERRY AND VICKIE MOYES FAMILY TRUST DATED 12/11/87

By: /s/ Jerry Moyes
   --------------------
   Jerry Moyes, Trustee

By: /s/ Vickie Moyes
   ---------------------
   Vickie Moyes, Trustee



/s/ Jerry Moyes
-----------------------
Jerry Moyes, Individually

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